Exhibit 3.14

                            ARTICLES OF ORGANIZATION

                                       OF

                         WHEELING CITY CENTER HOTEL, LLC

                  The undersigned, being the organizer of Wheeling City Center Hotel, LLC, a West Virginia limited liability company, does hereby adopt the following Articles of Organization for such limited liability company pursuant to West Virginia Code ss.31B-2-202.

         I. The name of the limited liability company shall be Wheeling City Center Hotel, LLC (the "Company").

         II. The address of the initial designated office of the Company shall be 1200 Market Street, Suite 101, Wheeling, West Virginia 26003

         III. The name and address of the initial agent for service of process on the Company is:

                        George E. Carenbauer
                        707 Virginia Street East, Suite 715
                        Charleston, WV   25301


         I. The name and address of the organizer of the Company is as follows:

                         Nathan A. Roesing
                         1200 Market Street, Suite 101
                         Wheeling, WV 26003


         I. The Company is to be an "at-will company" within the meaning of West Virginia Code Section 31B-1-101(2).

         II. The Company will be manager-managed and the initial manager is Nathan A. Roesing, whose address is 1200 Market Street, Suite 101, Wheeling, West Virginia 26003.

         III. 7. No member of the Company is to be liable for the debts and obligations of the Company under West Virginia Code section 31B-3-303(c).

         8. The affairs of the Company and the conduct of its business shall be governed by a written operating agreement (the "Operating Agreement"). No oral operating agreement or oral amendment or modification to the Operating Agreement shall be effective.

                  IN WITNESS WHEREOF, the undersigned organizer of the Company, for the purpose of forming a limited liability company pursuant to the laws of the State of West Virginia, does make and file these Articles of Organization dated as of the ____day of July, 2001, intending them to be effective as of the date of filing with the West Virginia Secretary of State.


                                   _______________________________________(SEAL)
                                   Nathan A. Roesing

STATE OF WEST VIRGINIA
COUNTY OF ________________, TO-WIT:

         The foregoing instrument was acknowledged before me this ______ day of April, 2002, by Nathan A. Roesing.

                  My commission expires:                                       .
                                         ---------------------------------------

Notary Public

(NOTARIAL SEAL)







This instrument was prepared by:

         Evans L. King, Jr., Esquire
         STEPTOE & JOHNSON PLLC
         P.O. Box 2190
         Clarksburg, West Virginia  26302-2190